Exhibit 10.1

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                                 LOAN AGREEMENT


                                   dated as of

                                February 6, 2008

                                  By and Among

                            PALMETTO EXPRESS, L.L.C.
                                  (as Borrower)

                                 LHC GROUP, INC.
                                 (as Guarantor)


                                       and

                        CAPITAL ONE, NATIONAL ASSOCIATION





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                                TABLE OF CONTENTS
                                -----------------


                                                                          Page
ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS...................................1

     1.1    Defined Terms......................................................1

     1.2    Accounting Terms...................................................5

ARTICLE 2 - TERM LOAN COMMITMENT ..............................................5

     2.1    The Term Loan Commitment ..........................................5

     2.2    Term Note..........................................................5

     2.3    Use of Proceeds....................................................6

ARTICLE 3 - CHANGE OF CIRCUMSTANCES............................................6

     3.1    Unavailability of Funds or Inadequacy of Pricing...................6

     3.2    Change in Laws.....................................................6

     3.3    Increased Cost or Reduced Return...................................6

     3.4    Breakage Costs.....................................................8

ARTICLE 4 - INTEREST RATE COMPUTATION..........................................8

     4.1    Computations.......................................................8

ARTICLE 5 - SECURITY FOR THE INDEBTEDNESS......................................9

     5.1    Security...........................................................9

ARTICLE 6 - CONDITIONS PRECEDENT...............................................9

     6.1    Precedent to All Loans.............................................9

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES....................................10

     7.1    Authority.........................................................10

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     7.2    Financial Statements..............................................11

     7.3    Title to Collateral...............................................11

     7.4    Litigation........................................................11

     7.5    Approvals.........................................................12

     7.6    Required Insurance................................................12

     7.7    Licenses..........................................................12

     7.8    Adverse Agreements................................................12

     7.9    Event of Default..................................................12

     7.10   Employee Benefit Plans............................................12

     7.11   Investment Company Act............................................12

     7.12   Public Utility Holding Company Act................................12

     7.13   Regulations G, T and U............................................12

     7.14   Locations of Offices, Records, Equipment and Inventory............13

     7.15   Information.......................................................13

     7.16   Environmental Matters.............................................13

     7.17   Solvency of the Borrower and the Guarantors.......................13

     7.18   Governmental Requirements.........................................13

     7.19   Survival of Representations and Warranties........................13

ARTICLE 8 - AFFIRMATIVE COVENANTS.............................................14

     8.1    Financial Statements..............................................14

     8.2    Notice of Default; Litigation, ERISA Matters......................14

     8.3    Maintenance of existence, Properties and Liens....................15

     8.4    Appraisal of Aircraft.............................................15

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     8.5    Taxes.............................................................15

     8.6    Performance of Loan Documents.....................................15

     8.7    Compliance with Environmental Laws................................15

     8.8    Further Assurances................................................16

     8.9    Financial Covenants...............................................16

     8.10   Operations........................................................17

     8.11   Change of Location................................................17

     8.12   Employee Benefit Plans............................................17

     8.13   Field Audits; Other Information...................................17

     8.14   Required Insurance................................................17

ARTICLE 9 - NEGATIVE COVENANTS................................................18

     9.1    Limitations on Fundamental Changes................................18

     9.2    Deposition of Assets..............................................18

     9.3    Restricted Payments...............................................18

     9.4    Encumbrances......................................................18

     9.5    Debts, Guaranties and Other Obligations...........................19

     9.6    Investments, Loans, and Advances..................................19

     9.7    Changes in Management and Control.................................20

     9.8    Other Agreements..................................................20

     9.9    Transactions with Affiliates......................................20

ARTICLE 10 - EVENTS OF DEFAULT................................................20

     10.1   Events of Default.................................................20

     10.2   Waivers...........................................................22

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ARTICLE 11 - MISCELLANEOUS....................................................22

     11.1   No Waiver; Modification in Writing................................22

     11.2   Payment on Non-Business Day.......................................22

     11.3   Addresses for Notices.............................................22

     11.4   Fees and Expenses.................................................23

     11.5   Intentionally Deleted.............................................23

     11.6   Waiver of Marshaling..............................................23

     11.7   Governing Law.....................................................24

     11.8   Waiver of Jury Trial; Submission to Jurisdiction..................24

     11.9   Severability......................................................24

     11.10  Headings..........................................................24



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                                 LOAN AGREEMENT
                                 --------------

THIS LOAN AGREEMENT (the "Agreement") is dated as of February 6, 2008, by and among PALMETTO EXPRESS, L.L.C., a Louisiana limited liability company (the "Borrower"), LHC GROUP, INC., a Delaware corporation (the "Guarantor"), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                R E C I T A L S:

         1. The Borrower has applied to the Bank for a term loan in the principal amount of up to $5,050,000.00.

         2. The Bank, subject to the terms and conditions of this Agreement, has agreed to make the said loan to the Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the parties do hereby covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

         Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

         "Aircraft" shall mean that certain 1999 Cessna 560, FAA Reg. No. N1129L (which may be renumbered to N994HP at some time in the future), including all props and engines, and all equipment and avionics associated with said Aircraft.

         "Applicable Margin" shall mean 1.90%.

         "Bank" shall mean Capital One, National Association, a national banking association, and its successors and assigns.

         "Borrower" shall mean individually, interchangeably, and collectively, Palmetto Express, L.L.C., a Louisiana limited liability company, together with its successors and assigns.

         "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be or are otherwise closed in Lafayette and/or New Orleans, Louisiana.

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         "Collateral" shall mean the Aircraft.

         "Collateral Documents" shall collectively refer to the Security Agreement, the Guaranty, and any and all other documents in which an Encumbrance is created on any property of the Borrower, Guarantor, or of any third person to secure payment of the Indebtedness of the Borrower or any part thereof.

         "Commitment" shall mean the Term Loan Commitment.

         "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower; (iii) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (v) trade payables and operating leases incurred in the ordinary course of business or otherwise.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean the Guarantor's earnings before interest, taxes, depreciation and amoritization, all as determined in accordance with GAAP.

         "Encumbrances" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of Borrower or any part or parts thereof.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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         "Event of Default" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section
         10.1 hereof.

         "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

         "Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree applicable to Borrower.

         "Guarantor" shall mean LHC Group, Inc., a Delaware corporation, and its successors and assigns.

         "Guaranty" shall collectively mean the unlimited Commercial Guaranty dated of even date herewith by the Guarantor in favor of Bank.

         "Indebtedness" shall mean, at any time, the indebtedness of the Borrower evidenced by the Note executed by the Borrower pursuant to this Agreement, including principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which the Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the words " Indebtedness" also includes, any and all other loans, extensions of credit, obligations, debts and liabilities of the Borrower, plus interest thereon, that may now and in the future be owed to or incurred in favor of the Bank, as well as all claims by the Bank against the Borrower, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether the Borrower may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether the Borrower may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

         "LIBOR Rate" shall mean the One Month London InterBank Offered Rate for U.S. Dollar Deposits as set and published by the British Banker's Association ("BBA"), as obtained by Bank from a wire that is sent through Bloomberg, L.P., which rate is based by the BBA on an average of interbank offered rates for U.S. Dollar deposits in the London market based on quotes from designated banks in the London market. In the event that the One Month LIBOR is no longer available from the BBA or Bloomberg, L.P., Bank shall select a comparable service to determine such rate and shall provide notice thereof to Borrower.

         "Loans" shall collectively mean the loan advanced under the Term Note and any and all other loans by Bank to Borrower pursuant to this Agreement.

         "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the Collateral Documents and any other Related Documents.

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         "Material Adverse Change" shall mean, with respect to the Borrower or
         Guarantor, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of such Persons taken as a whole, or which otherwise changes in a materially adverse way any other facts, circumstances or conditions which the Bank has relied upon or utilized in making its Commitment hereunder taken as a whole.

         "Term Loan Commitment" shall mean the agreement by the Bank to the Borrower to make a term loan in accordance with the provisions of
         Article II hereof.

         "Term Note" shall mean that certain promissory note of even date herewith, by Borrower in the principal amount of $5,050,000.00 payable to the order of the Bank with interest at the LIBOR Rate plus the Applicable Margin, together with any and all extensions, renewals, modifications, and substitutions therefor.

         "Note" shall mean the Term Note as the same may be renewed or extended, together with all other promissory note or Note given in renewal, substitution, or as a refinancing of any part of the indebtedness evidenced thereby.

         "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 9.4 hereof.

         "Person" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

         "Related Documents" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

         "Security Agreement" shall mean that certain Aircraft Security Agreement by Borrower in favor of the Bank, dated of even date herewith, affecting the Aircraft, as the same may be amended from time to time and in effect.

         "Solvent" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount, which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

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         "Tangible Net Worth" shall mean the sum of the Guarantor's common stock, preferred stock, capital surplus and retained earnings less treasury stock and the sum of all intangible assets (including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names).

         "Total Liabilities" shall mean the total liabilities of Guarantor, as determined in accordance with GAAP.

         "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.

         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                    TERM LOAN
                                    ---------

         Section 2.1. The Term Loan Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to make a term loan to the Borrower in a principal amount of up to $5,050,000.00; provided, however, said term loan will be limited to the lesser of one hundred percent (100%) of the cost of Borrower to acquire the Aircraft and $5,050,000.00. The said term loan will be evidenced by the Term Note.

         Section 2.2. Payment of the Term Note. The Term Note shall be payable as follows: (i) in eighty three (83) monthly payments of principal plus interest (based on a 15-year amoritization), commencing on March 6, 2008; and (ii) in one final (and 84th) payment due on February 6, 2015 in the amount equal to all outstanding principal and accrued unpaid interest. The Term Note will bear interest at the LIBOR Rate (adjusted monthly) plus the Applicable Margin. In addition, the Borrower and Guarantor understand that Borrower must deliver to Bank within sixty (60) days after the date of this Agreement an appraisal of the Aircraft acceptable to Bank. In the event the appraised value of the Aircraft is less than the principal amount funded by Bank under the Term Note, the Borrower is obligated to make a mandatory principal payment on the Term Note in the amount equal to the difference between the original principal amount of the Term Note and the said appraised value. The said mandatory payment shall be due and payable within three (3) Business Days of Bank's demand for such payment.

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         Section 2.3. Use of Proceeds. The Borrower shall use the proceeds of the Term Loan Commitment to finance its acquisition of the Aircraft.


                                   ARTICLE III

                             CHANGE OF CIRCUMSTANCES
                             -----------------------

         Section 3.1. Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with the indebtedness evidenced by the Term Note, the Bank reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Bank of funding such indebtedness for the affected interest period, the Bank shall give notice of such determination to the Borrower, whereupon, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make or continue Loans at the LIBOR Rate shall be suspended.

         Section 3.2. Change in Laws. If at any time after the date hereof any new law or any change in existing laws or in the interpretation by any governmental authority, central bank, or comparable agency charged with the administration or interpretation thereof, of any new or existing laws shall make it unlawful for the Bank to make or continue to maintain or fund Loans hereunder at the LIBOR Rate, then Bank shall promptly notify Borrower in writing of Bank's obligation to make or continue Loans as LIBOR Rate Loans under this Agreement shall be suspended until it is no longer unlawful for Bank to make or maintain such Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Loans owed to the Bank, without penalty, on the last day of the current interest periods (or, if Bank may not lawfully continue to maintain and fund such Loans, immediately).

         Section 3.3. Increased Cost or Reduced Return.

                         (i) If, after the date hereof, the adoption of any
applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (A) shall subject Bank to any tax, duty, or
                           other charge with respect to any Loans, the Note, or its obligation to make Loans, or change the basis of taxation of any amounts payable to the Bank under this Agreement, or the Note, in respect of any Loans (other than franchise taxes and taxes imposed on the overall net income of Bank);

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                                    (B) shall impose, modify, or deem applicable
                           any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR
                           Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of Bank, including the Commitment of Bank hereunder; or

                                    (C) shall impose on Bank or on the London
                           interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Bank of making, continuing, or maintaining any Loans or to reduce any sum received or receivable by Bank under this Agreement or its Note, then pursuant to Section 3.3(v) Borrower shall pay to Bank such amount or amounts as will compensate Bank for such increased cost or reduction. If Bank requests compensation by Borrower under this Section 3.3., Borrower may, by notice to Bank, suspend the obligation of Bank to make or continue LIBOR Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.3. shall be applicable); provided that such suspension shall not affect the right of Bank to receive the compensation so requested.

                         (ii) If, after the date hereof, Bank shall have
determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Bank or any corporation controlling Bank as a consequence of Bank's obligations hereunder to a level below that which Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time pursuant to Section 3.3(v) Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

                         (iii) Bank shall promptly notify Borrower of any event
of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section 3.3. will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to it. If Bank claims compensation under this
Section 3.3., Bank shall simultaneously furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods.

                         (iv) If Bank gives notice to the Borrower pursuant to
Section 3.3. hereof, Bank shall simultaneously give to the Borrower a statement signed by an officer of Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate Bank therefor.

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                         (v) Within fifteen (15) days after receipt by the
Borrower of any notice referred to in Section 3.3., the Borrower shall pay to Bank such additional amounts as are required to compensate Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrower shall not be obligated to compensate Bank for any increased costs, reduced payments or increased capital requirements to the extent that Bank incurs the same prior to a date six
(6) months before Bank gives the required notice.

         Section 3.4. Breakage Costs. Without duplication under any other provision hereof, if Bank incurs any actual loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 3.1. and 3.2.:

                         (i) any payment, prepayment or conversion of a LIBOR
                  Rate Loan on a date other than the last day of a month (whether by acceleration, prepayment or otherwise);

                         (ii) any failure to make a principal payment of a Loan
                  on the due date thereof; or

                         (iii) any failure by the Borrower to borrow, continue,
                  prepay or convert to a LIBOR Rate Loan on the dates specified in a notice given pursuant to this Agreement;

then the Borrower shall within 15 days after demand pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation, it shall simultaneously furnish to Borrower a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

                                   ARTICLE IV

                            INTEREST RATE COMPUTATION
                            -------------------------

         Section 4.1. Computations. All computations of interest on the Loans bearing interest at the LIBOR Rate plus the Applicable Margin shall be assessed based on the actual number of days elapsed over a year composed of 360 days. Whenever a payment hereunder or under any of the other Related Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Bank's books and records from time to time shall be prima facie evidence of the amounts so outstanding.

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                                    ARTICLE V

                          SECURITY FOR THE INDEBTEDNESS
                          -----------------------------

         Section 5.1. Security. The Indebtedness shall be secured by the Security Agreement (and the financing statement associated therewith). The Borrower acknowledges that the Security Agreement constitutes a first priority security interest affecting the Aircraft in favor of the Bank. In addition, the Guarantor acknowledges that the Indebtedness is solidarily guaranteed by the Guarantor pursuant to the Guaranty.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

         Section 6.1. Precedent to All Loans. The obligation of the Bank to make any Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

         (a) The Borrower shall have executed and delivered to the Bank this Agreement, the Term Note, the Security Agreement, and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by the Bank;

         (b) The Guarantor shall have executed and delivered to the Bank this Agreement and the Guaranty;

         (c) The representations, warranties, and covenants of the Borrower and the Guarantor as set forth in this Agreement, or in any Related Document furnished to the Bank in connection herewith, shall be and remain true and correct in all material respects;

         (d) If requested by Bank, the Bank shall have received a favorable legal opinion of counsel to the Borrower and the Guarantor, in form, scope and substance satisfactory to the Bank;

         (e) The Bank shall have received certified resolutions of the Borrower and the Guarantor authorizing the execution of all documents and instruments contemplated by this Agreement;

         (f) The Bank shall have received all fees, charges and expenses (including the payment of its reasonable out of pocket outside counsel's fees and expenses) which are due and payable as specified in this Agreement and any Related Documents;

         (g) No Event of Default shall exist or shall result from the making of a Loan;

         (h) The Borrower and the Guarantor shall have provided the Bank with all financial statements, reports and certificates required by this Agreement;

         (i) The Bank shall have received the articles of organization and operating agreement, as amended, of the Borrower, and the articles of incorporation and by-laws, as amended, of the Guarantor, and the Bank's counsel shall have reviewed the foregoing documents and be satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

         (j) The Bank shall have received evidence acceptable to the Bank and its counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

         (k) There shall have occurred no Material Adverse Change with respect to the Borrower;

         (l) The Bank's due diligence and review of all financial information provided by the Borrower and the Guarantor,

         (m) The Borrower shall obtain insurance on the Aircraft acceptable to the Bank, naming Bank as additional insured and/or loss payee, and delivered to Bank evidence of such insurance coverages; and

         (n) The Bank shall have received a satisfactory inspection of the Aircraft.

         The Bank reserves the right, in its sole discretion, to waive any one or more of the foregoing conditions precedent.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower and the Guarantor represent and warrant to the Bank as follows:

         Section 7.1. Authority. The Borrower is a limited liability company duly created, validly existing and in good standing under the laws of Louisiana, and is duly qualified and in good standing as a foreign limited liability company in all other jurisdictions where the failure to qualify would have a material adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents. The Borrower has the power to enter into this Agreement, execute the Note, Security Agreement and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. The Borrower has the power to perform its obligations hereunder and under the Related Documents. The making and performance by the Borrower of the Related Documents have all been duly authorized by all necessary action (including all necessary action by its members), and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or the articles of organization and/or operating agreement of the Borrower. The Guarantor is a corporation duly created, validly existing, and in good standing under the laws of Delaware, and is duly qualified and in good standing as a foreign corporation in Louisiana. The Guarantor has the power to enter into this Agreement and the Guaranty. The making and performance by the Guarantor have been authorized by all necessary corporate action (including all necessary shareholder action) by Guarantor, and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Guarantor or the articles of incorporation and/or by-laws of Guarantor. The making and performance by each of the Borrower and Guarantor of the Related Documents to which it is a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or the Guarantor, and the Borrower and Guarantor are not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of the Related Documents to which the Borrower or Guarantor is a party constitutes a legal, valid and binding obligations of such party, enforceable in accordance with its terms.

         Section 7.2. Financial Statements. The balance sheet of the Borrower and Guarantor at the date thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to the Bank, are complete and correct and fairly present the financial condition of such entities as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of the Borrower and/or the Guarantor in its/their business taken as a whole.

         Section 7.3. Title to Collateral. The Borrower has good and marketable title to the Collateral affected by the Security Agreement, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

         Section 7.4. Litigation. Other than as has been disclosed previously to the Bank in writing, there are no known legal actions, suits or proceedings pending or threatened against or affecting the Borrower, the Guarantor, or any of their properties before any court or administrative agency (federal, state or local), which, if determined adversely to any of the Borrower or the Guarantor would constitute a Material Adverse Change taken as a whole, and there are no judgments or decrees affecting the Borrower, the Guarantor or its/their property (including, without limitation, the Collateral) which are or may become an Encumbrance against such property.

         Section 7.5. Approvals. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the members of the Borrower is or will be required in connection with the execution and delivery by the Borrower and/or Guarantor of the Related Documents or the performance by the Borrower and/or Guarantor of its obligations hereunder and under the other Related Documents other than those made, taken or obtained.

         Section 7.6. Required Insurance. The Borrower maintains and will maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar business and properties in the same general areas in which it operates, and in any event the Borrower shall maintain insurance on the Aircraft as required by the Security Agreement.

         Section 7.7. Licenses. The Borrower possesses adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted.

         Section 7.8. Adverse Agreements. The Borrower and the Guarantor are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which they are a party, which default would constitute a Material Adverse Change.

         Section 7.9. Event of Default. No Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

         Section 7.10. Employee Benefit Plans. Each employee benefit plan as to which the Borrower and/or the Guarantor may have any liability complies in all material respects with all applicable requirements of law and regulations, and
(i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) the Borrower and Guarantor have not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

         Section 7.11. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.12. Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.13. Regulations G, T and U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loans will be used for the purpose of purchasing or carrying such margin stock.

         Section 7.14. Location of Offices, Records, Equipment and Inventory. The chief place of business of the Borrower and the office where the Borrower keeps its records concerning the Collateral is 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503.

         Section 7.15. Information. All information heretofore or contemporaneously herewith furnished by the Borrower and the Guarantor to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, to Borrower's and such Guarantor's knowledge, and all information hereafter furnished by or on behalf of the Borrower and the Guarantor to the Bank will be, to Borrower's and Guarantor's knowledge, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         Section 7.16. Environmental Matters. Except as disclosed in writing to the Bank prior to the date hereof, to Borrower's knowledge no properties of the Borrower has ever been, nor will ever be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Environmental Laws, except in compliance with such Environmental Laws. Except as disclosed in writing by the Borrower to the Bank prior to the date hereof, the Borrower represents and warrants that, to its knowledge, it is in material compliance with all Environmental Laws affecting it and its properties.

         Section 7.17. Solvency of the Borrower and the Guarantor. The Borrower and Guarantor are, and after consummation of the transactions contemplated by this Agreement (including the making of the Loans), and after giving effect to all obligations incurred by the Borrower and the Guarantor in connection herewith, will be, Solvent.

         Section 7.18. Governmental Requirements. The Aircraft is in compliance with all current governmental requirements affecting in any material respect the Borrower's property and assets.

         Section 7.19. Survival of Representations and Warranties. The Borrower and Guarantor understand and agree that the Bank is relying upon the above representations and warranties in making the Loans to the Borrower. The Borrower and Guarantor further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS
                              ---------------------

         In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower (and the Guarantor as to the Guaranty), the Borrower and the Guarantor, as set forth below, covenant and agree as follows:

         Section 8.1. Financial Statements. The Borrower and the Guarantor, as set forth below, will furnish or cause to be furnished to the Bank:

         (a) as soon as available and in any event within one hundred twenty (120) days following the close of each fiscal year of Guarantor, Guarantor shall deliver to Bank unqualified and audited financial statements of Guarantor consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent certified public accountants of recognized standing reasonably acceptable to the Bank;

         (b) as soon as available and in any event within sixty (60) days following the end of each quarter, Guarantor shall deliver to Bank internally-prepared financial statements consisting of the balance sheet of Guarantor as of the end of such quarter, and a statement of income and statement of cash flow of Guarantor for such quarter, all certified as materially true and correct by the chief financial officer of Guarantor as having been prepared in accordance with GAAP consistently applied;

         (c) the Guarantor shall deliver to Bank within sixty (60) days following the end of each quarter, a compliance certificate (form attached as Exhibit A), certified as materially true and correct by the chief financial officer of the Guarantor; and

         (d) such other necessary financial information concerning the Borrower and the Guarantor as the Bank may reasonably request from time to time.

         The requirements of subparts (a) and (b) above are to be fulfilled by delivery by Guarantor to Bank of Guarantor's annual 10K reports and quarterly 10q reports.

         Section 8.2. Notice of Default; Litigation; ERISA Matters. The Borrower will give written notice to the Bank as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Event of Default hereunder of which it has knowledge or should have knowledge, (ii) the filing of any actions, suits or proceedings against the Borrower and/or Guarantor in any court or before any governmental authority or tribunal of which they have knowledge or should have knowledge which could cause a Material Adverse Change with respect to the Borrower and/or the Guarantor taken as a whole, (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower or Guarantor to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower or Guarantor may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which they have knowledge which may cause, or lead to, or result in, any Material Adverse Change to the Borrower and the Guarantor taken as a whole.

         Section 8.3. Maintenance of Existence, Properties and Liens. The Borrower and Guarantor will each (i) continue to engage in the business presently being operated by it; (ii) maintain its existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition; and (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets. In addition, the Borrower shall maintain in favor of the Bank a first perfected lien and security interest in the Collateral, subject only to Permitted Encumbrances.

         Section 8.4. Appraisal of Aircraft. The Borrower covenants and agrees that it shall deliver an appraisal of the Aircraft to Bank within sixty (60) days after the date of this Agreement.

         Section 8.5. Taxes. Each of the Borrower and the Guarantor shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against it or its properties. The Borrower and the Guarantor further agree to furnish the Bank with evidence that such taxes, assessments, and governmental and other charges due by the Borrower or the Guarantor, as the case may be, have been paid in full and in a timely manner. The Borrower or the Guarantor, as the case may be, may withhold any such payment or elect to contest any lien if the Borrower or the Guarantor, as the case may be, are in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Bank's interest in the Collateral is not jeopardized.

         Section 8.6. Performance of Loan Documents. The Borrower and the Guarantor shall duly and punctually pay and perform each of its respective obligations under the Note, under this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Related Documents to which it is a party, in accordance with the terms hereof and thereof.

         Section 8.7. Compliance with Environmental Laws. The Borrower shall comply with and shall cause all of its employees, agents, invitees or sublessees to comply with all Environmental Laws. The Borrower shall give notice to the Bank as soon as reasonably possible and in no event more than five (5) Business Days after it receives any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or elsewhere for which it may have legal responsibility with a full description thereof; the Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring the Borrower to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of the Borrower, to provide the Bank with satisfactory evidence of such compliance; provided, however, that nothing contained herein shall preclude the Borrower from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and the Bank's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

         Regardless of whether any Event of Default hereunder shall have occurred and be continuing, the Borrower (i) releases and waives any present or future claims against the Bank for indemnity or contribution in the event the Borrower becomes liable for remediation costs under any Environmental Laws, and
(ii) agrees to defend, indemnify and hold harmless the Bank from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against the Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of the Borrower of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of the Bank (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section 8.7 shall survive termination of this Agreement.

         Section 8.8. Further Assurances. The Borrower and the Guarantor will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

         Section 8.9. Financial Covenants. The Guarantor shall comply with the following covenants and ratios:

         (a) Minimum Fixed Charge Coverage. The Guarantor shall maintain at all times a fixed charge coverage ratio of not less than 1.5 to 1.00. The ratio shall be calculated as follows: EBITDA plus lease/rent expense minus unfinanced capital expenditures divided by prior period current maturities of long-term debt plus interest expense plus lease/rent expense plus cash taxes. This covenant will be tested quarterly by Bank on a rolling four-quarters basis, commencing June 30, 2008.

         (b) Total Liabilities to Tangible Net Worth. The Guarantor shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 1.50 to 1.00. This covenant will be tested by Bank on a quarterly basis, commencing June 30, 2008.

         (c) Maximum Senior Debt to EBITDA. The Guarantor shall maintain at all times a senior debt to EBITDA ratio of not more than 2.50 to 1.00. This ratio will be calculated as follows: EBITDA divided by prior period current maturities of long term debt due to Bank plus interest expense. This covenant will be tested by Bank quarterly on a rolling four quarters basis commencing June 30, 2008.

         (d) Working Capital Ratio. The Guarantor shall maintain at all times a working capital ratio of not less than 2.00 to 1.00. This covenant will be calculated as follows: Guarantor's current assets divided by Guarantor's current liabilities plus the existing outstanding balance under Guarantor's senior revolving line of credit with Bank, all as determined in accordance with GAAP. This covenant will be tested quarterly by Bank commencing June 30, 2008.

         Section 8.10. Operations. The Borrower and the Guarantor shall conduct their business affairs in a reasonable and prudent manner and in compliance in all material respects with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting their properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have.

         Section 8.11. Change of Location. The Borrower shall, within ten (10) Business Days prior to any such addition or change, notify the Bank in writing of any proposed additions to or changes in the location of its businesses.

         Section 8.12. Employee Benefit Plans. So long as this Agreement remains in effect, the Borrower and Guarantor will maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations

         Section 8.13. Field Audits; Other Information. The Borrower shall allow the Bank's employees and agents, upon the Bank's providing advance written notice thereof, access to its books and records and properties during normal business hours to perform field audits on a periodic basis and subject to such employees and agents agreeing in writing to maintain information obtained by them in connection therewith confidential (the terms of said agreement to be acceptable to Bank), but not more frequently than once per year unless requested due to the occurrence of an Event of Default. The Borrower shall pay all reasonable costs and expenses associated with such field audits. The Borrower will provide the Bank with such other information as the Bank may reasonably request from time to time.

         Section 8.14. Required Insurance. The Borrower shall maintain insurance covering Borrower with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of them operates, and in each case with the Bank named as the loss payee and/or additional insured, as appropriate. The

Borrower agrees to provide the Bank with originals or certified copies of such policies of insurance. The Borrower further agrees to promptly furnish the Bank with copies of all renewal notices and, if requested by the Bank, with copies of receipts for paid premium. The Borrower shall provide the Bank with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire. If the Borrower's insurance policies required hereunder and renewals thereof are held by another person, the Borrower agrees to supply original or certified copies of the same to the Bank within the time periods required above.

                                   ARTICLE IX

                               NEGATIVE COVENANTS
                               ------------------

         In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower, the Borrower and the Guarantor (as set forth below) covenant and agree as follows:

         Section 9.1. Limitations on Fundamental Changes. The Borrower shall not change its line of business, or form any subsidiary without the prior written consent of the Bank, nor shall the Borrower enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

         Section 9.2. Disposition of Assets. the Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (whether now owned or hereafter acquired) other than in the ordinary course of business without the prior written consent of the Bank.

         Section 9.3. Restricted Payments. Excluding distributions for tax purposes to the members of Borrower, the Borrower shall not declare or pay (or set aside reserves for payment of) any dividends or distributions, make any shareholder, member, or affiliate loans, or pay excessive compensation or enter into any similar transactions with its members, managers, and/or, officers.

         Section 9.4. Encumbrances. The Borrower shall not create, incur, assume or permit to exist any Encumbrances superior to Bank's Encumbrances on any of its property now owned or hereafter acquired, except for those Encumbrances currently existing and of record as listed on Schedule 9.4 attached hereto and the following (hereinafter referred to as the "Permitted Encumbrances"):

         (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor;

         (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

         (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement;

         (d) The Collateral Documents and any other liens in favor of the Bank to secure the Indebtedness of the Borrower to the Bank; and

         (e) Encumbrances in favor of GMAC Commercial Finance LLC (and its assigns, and any replacement senior lender) on all assets of the Borrower excluding the Aircraft.

                  Section 9.5. Debts, Guaranties and Other Obligations. The Borrower will not incur, create, assume or in any manner become or be liable in respect of any Debt (during a 12-month period), direct or contingent, except for:

         (a)      The Indebtedness to the Bank under this Agreement;

         (b) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business; and

         (c) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefore; and

         (d) All existing indebtedness in favor of GMAC Commercial Finance LLC (and its assigns, and any replacement senior lender) and as listed in Schedule 9.5 attached hereto.

                  Section 9.6. Investments, Loans and Advances. The Borrower and the Guarantor will not make or permit to remain outstanding any loans or advances to or investments in any Person, except for:

         (a) Investments in direct obligations of the United States of America or any agency thereof;

         (b) Investments in either certificates of deposit of maturities less than one year, issued by the Bank, or if the Bank is not substantially competitive (in terms of certificate of deposit interest rate for comparable amounts) with other banks (having a credit rating acceptable to the Bank) certificates of deposit of maturities less than one year, issued by one or more of such other banks;

         (c) Investments in commercial paper of maturities less than one year with the best rating by Standard & Poors, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Bank; and

         (d) Routine advances to employees made in the ordinary course of business.

         Section 9.7. Changes in Management and Control. The management and ownership structure of the Borrower will not change without the prior written consent of the Bank.

         Section 9.8. Other Agreements. The Borrower and the Guarantor will not enter into any agreement containing any provision, which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by any of them hereunder or in connection herewith.

         Section 9.9. Transactions with Affiliates. The Borrower will not enter into any agreement with any affiliate except to the extent that such agreements are commercially reasonable which provide for terms, which would normally be obtainable in an arm's length transaction with an unrelated third party.

                                    ARTICLE X

                                EVENTS OF DEFAULT
                                -----------------

         Section 10.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

         Default under the Indebtedness. Should the Borrower fail to make a payment of principal or interest under the Indebtedness when due, and such period continues for a period of ten (10) days.

         Default under this Agreement. Should the Borrower or the Guarantor violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within thirty (30) days after Bank has delivered written notice thereof to Borrower (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

         Default Under Other Agreements. Should any event of default occur or exist under any of the Related Documents or should the Borrower or the Guarantor violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within thirty (30) days after Bank has delivered written notice thereof to Borrower (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required thereby).

         Other Defaults in Favor of the Bank. Should the Borrower or Guarantor default under any other loan, loan or credit agreement, extension of credit, security agreement, or other obligation in favor of the Bank and fail to cure same in accordance with any applicable cure periods.

         Default in Favor of Third Parties. Should the Borrower or the Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person, and such default shall have given rise to the acceleration of payment of an amount of $100,000.00 or more, and Borrower or Guarantor fails to cure same in accordance with any applicable cure periods.

         Insolvency. The following occurrence shall constitute an Event of Default hereunder:

         (a) Filing by the Borrower or Guarantor of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by the Borrower or Guarantor consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by the Borrower or Guarantor for, or the appointment by consent or acquiescence of, a receiver or trustee of the Borrower or Guarantor for all or a substantial part of the property of any such Person; the making by the Borrower or Guarantor, of an assignment for the benefit of creditors; the inability of the Borrower or Guarantor or the admission by the Borrower or Guarantor in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

         (b) Filing of an involuntary petition against the Borrower or Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of the Borrower or Guarantor for all or a substantial part of the property of such Person and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of the Borrower or Guarantor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to the Borrower or Guarantor of its issuance.

         Dissolution Proceedings. Should proceedings for the dissolution or appointment of a liquidator of the Borrower or Guarantor be commenced.

         False Statements. Should any representation or warranty of either the Borrower or Guarantor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

         Upon the occurrence of an Event of Default, the Commitment of the Bank under this Agreement will terminate immediately, and, at the Bank's option, the Note and all Indebtedness of the Borrower will become immediately due and payable, all without notice of any kind to the Borrower or the Guarantor, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

         Upon the occurrence of an Event of Default, the Bank may proceed to realize upon the Collateral under the terms of the Collateral Documents and exercise any other rights which it has by law or contract (which rights shall be cumulative in nature) subject to applicable laws.

         Section 10.2. Waivers. Except as otherwise provided for in this Agreement and by applicable law, the Borrower and the Guarantor waive presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Bank on which the Borrower or the Guarantor may in any way be liable and hereby ratify and confirm whatever the Bank may do in this regard. The Borrower and the Guarantor acknowledge that they have had opportunity to consult with counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         Section 11.1. No Waiver; Modification in Writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Note, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor to any other or further notice or demand in similar or other circumstances.

         Section 11.2. Payment on Non-Business Day. Whenever any payment to be made hereunder or on account of any of the Note shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Note.

         Section 11.3. Addresses for Notices. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

         If to the Bank:

                  Capital One, National Association
                  P.O. Box 3847
                  Lafayette, LA 70502-3847
                  Attn: Mr. Grant Guillotte


         If to the Borrower:

                  Palmetto Express, L.L.C.
                  420 West Pinhook Road, Suite A
                  Lafayette, LA 70503
                  Attn: Keith G. Myers, CEO
                         Richard A. MacMillan, Sr. Vice President and General Counsel

           If to the Guarantor:

                  LHC Group, Inc.
                  420 West Pinhook Road, Suite A
                  Lafayette, LA 70503
                  Attention: Keith G. Myers, CEO

         Section 11.4. Fees and Expenses. The Borrower agrees to pay all fees, costs and expenses of the Bank in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of outside counsel to the Bank, and to pay all costs and expenses of the Bank in connection with the enforcement of this Agreement, the Note or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. The Borrower also agrees to pay, and to save the Bank harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note, the other Related Documents, or any modification thereof.

         Section 11.5.  Intentionally Deleted.

         Section 11.6. Waiver of Marshaling. The Borrower and the Guarantor shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower and the Guarantor expressly agree that the Bank may execute or foreclose upon the Collateral in such order and manner as the Bank, in its sole discretion, deems appropriate.

         Section 11.7. Governing Law. This Agreement and the Note shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State.

         Section 11.8. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, THE GUARANTOR, AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE GUARANTOR, AND THE BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT,
(iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE GUARANTORS, AND THE BANK, AND THE BORROWER, THE GUARANTOR, AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE GUARANTOR, AND THE BANK EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         (b) THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

         Section 11.9. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         Section 11.10. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       PALMETTO EXPRESS, L.L.C.

                                       By:   LHC GROUP, INC.
                                             as Sole Member and Manager

                                       By:
                                          --------------------------------------
                                          Name: Peter J. Roman
                                          Title: Senior Vice President and CFO


                                       GUARANTOR:

                                       LHC GROUP, INC.
                                       as Sole Member and Manager

                                       By:
                                          --------------------------------------
                                          Name: Peter J. Roman
                                          Title: Senior Vice President and CFO


                                       BANK:

                                       CAPITAL ONE, NATIONAL ASSOCIATION

                                       By:
                                          --------------------------------------
                                          Name: Grant Guillotte
                                          Title: Vice President


The signature of Peter J. Roman above on behalf of the Borrower and Guarantor is sworn to and subscribed before me this 6th day of Febuary, 2008.

   --------------------------------
   Notary Public

                                   Exhibit "A"

                             COMPLIANCE CERTIFICATE
                             ----------------------


                          -----------------------------
                                      Date


Mr. Grant Guillotte
Capital One, National Association
P. O. Box 3847 Lafayette, LA 70502


Dear Mr. Guillotte:

         This Compliance Certificate is submitted pursuant to the requirements of that certain Credit Agreement (the "Credit Agreement") dated _______________, 2008, by and among Palmetto Express, L.L.C. (the "Borrower"), LHC Group, Inc. (the "Guarantor"), and Capital One, National Association.

         Under the appropriate paragraphs of the Credit Agreement, we certify that, to the best of our knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an event of default under the terms of the Credit Agreement, has occurred during the 3 month period ending ______________________ (the "Reporting Period"). Also, to the best of our knowledge, the Borrower has complied with all provisions of the Credit Agreement.

         Additionally, the Guarantor submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

     I.  MINIMUM FIXED CHARGE COVERAGE (Tested Quarterly on rolling 4 quarters
         ---------------------------------------------------------------------
basis)
------

         (a)  Guarantor's EBITDA................................$___________

         (b)  Guarantor's lease/rent expense....................$___________

         (c)  Guarantor's unfinanced capex......................$___________

         (d)  Sum of (a) + (b) - (c) ...........................$___________

         (e)  Sum of prior year-end current maturities of long
              term debt.........................................$___________

         (f)  Interest Expense..................................$___________

         (g)  Lease/Rent Expense................................$___________

         (h)  Cash Taxes........................................$___________

         (i)  Sum of (e) + (f) + (g) + (h)......................$___________

         Ratio (d to i)......................................... ___ to 1.00

         Minimum Fixed Charge Coverage..........................1.50 to 1.00

    II.  TOTAL LIABILITIES TO TANGIBLE NET WORTH (Tested Quarterly)
         ----------------------------------------------------------

         (a)  Guarantor's total liabilities (include minority
              interest).........................................$___________

         (b)  Guarantor's Tangible Net Worth....................$___________

         Ratio (a to b)......................................... ___ to 1.00

         Maximum Ratio Permitted................................ 1.50 to 1.00

    III. MAXIMUM SENIOR FUNDED DEBT TO EBITDA
         ------------------------------------
         (Tested Quarterly on a rolling four quarters basis)
         ---------------------------------------------------

         (a)  Guarantor's EBITDA .............................. $___________

         (b)  Sum of Guarantor's prior year-end current
              maturities of long term debt to Bank plus interest
              expense...........................................$___________

         Ratio (a to b)......................................... ___ to 1.00

         Maximum Senior Funded Debt to EBITDA permitted......... 2.50 to 1.00

    IV.  WORKING CAPITAL RATIO
         ---------------------

         (a)  Guarantor's current assets........................$___________

         (b)  Guarantor's current liabilities...................$___________

         (c)  Guarantor's outstanding balance (on revolving
              line) to Capital One..............................$___________

         Ratio (a / b + c) ..................................... ___ to 1.00

         Minimum Working Capital Ratio Required................. 2.00 to 1.00




                                       Sincerely,

                                       LHC GROUP, INC.

                                       By:_________________________________
                                          Name:____________________________
                                          Title:___________________________

                                       ii